[EXECUTION VERSION]
AMENDMENT NO. 1
to the
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1, dated as of July 6, 2009 (the “Amendment”), to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT is by and among (a) KENNAMETAL INC., a Pennsylvania corporation (the “Company”), (b) KENNAMETAL EUROPE GMBH, a limited liability company organized under the laws of Switzerland and a wholly-owned Foreign Subsidiary of the Company (the “Foreign Borrower”; and together with the Company, collectively, the “Borrowers”), (c) the several banks and other financial institutions or entities from time to time party to the Credit Agreement referred to below (the “Lenders”), and (d) BANK OF AMERICA, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
     WHEREAS, the Borrowers, the Lenders, and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of March 21, 2006 (as amended and in effect from time to time, the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Credit Agreement);
     WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders amend certain of the terms and provisions of the Credit Agreement; and
     WHEREAS, the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions set forth herein, to so amend those certain terms and provisions of the Credit Agreement.
     NOW, THEREFORE, the Borrowers, the Lenders, and the Administrative Agent hereby agree as follows:
     §1. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:
          (a) Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by restating the definitions set forth below in their entirety as follows:
     “Consolidated EBITDA”: for any period and without duplication (a) the sum for such period of (i) Consolidated Net Income, (ii) interest expense of the Company and its consolidated Subsidiaries (inclusive of nonrecurring fees which the Company or its consolidated Subsidiaries expense as interest expense), (iii) charges against income of the Company and its consolidated Subsidiaries for foreign, federal, state and local income taxes, and (iv) depreciation and amortization expense of the Company and its consolidated Subsidiaries, minus (b) extraordinary gains to the extent included in determining such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP, plus (c) any other non-cash charges, non-cash expenses or non-cash losses of the Company or any of its consolidated Subsidiaries; provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made except to the extent described in clause (d) hereof, plus (d) for periods commencing with the fiscal quarter ending June 30, 2009 and thereafter, any cash restructuring charges of the Company and its consolidated Subsidiaries incurred during the four fiscal quarter period then ending (including cash payments in respect of non-cash restructuring charges taken in a prior period), up to an aggregate cumulative amount of $134,000,000 during the period commencing with the fiscal quarter ending June 30, 2009 through the Termination Date.
     “Pricing Grid”: The Facility Fee Rate, Eurocurrency Applicable Margin, Swingline Applicable Margin, Standby Letter of Credit Fee Rate and Trade Letter of Credit Fee Rate shall be the percentages per annum set forth in the table below opposite the Pricing Level (with Pricing Level I being the lowest and Pricing Level V being the highest) determined by reference to the Debt Rating (as defined below) in effect at such time:

			Eurocurrency
			Applicable
			Margin and	Standby	Trade
			Swingline	Letter of	Letter of
Pricing		Facility Fee	Applicable	Credit Fee	Credit Fee
Level	Debt Rating	Rate	Margin	Rate	Rate
I	>BBB+ >Baa1	0.35%	2.15%	2.15%	1.625%
II	BBB Baa2	0.40%	2.35%	2.35%	1.75%
III	BBB- Baa3	0.45%	2.80%	2.80%	2.10%
IV	BB+ Ba1	0.50%	3.25%	3.25%	2.45%
V	<BB <Ba2	0.75%	3.75%	3.75%	2.80%
     For the purpose of determining the Pricing Level, “Debt Rating” means, as of any date of determination, the rating as determined by S&P and Moody’s (each a “Debt Rating” and collectively, the “Debt Ratings”) of the Company’s non-credit-enhanced, senior unsecured long-term debt; provided that in the event that the Debt Ratings between S&P and Moody’s differ, (i) if the Debt Ratings issued by such rating agencies differ by one level, then the Pricing Level that is applicable to the higher Debt Rating shall apply, and (ii) if there is a split in the Debt Ratings of more than one level, then the Pricing Level that is applicable to the Debt Rating that is one level higher than the lower Debt Rating shall apply. From the First Amendment Effective Date until such date that either of S&P or Moody’s changes its Debt Rating, the Facility Fee Rate, the Eurocurrency Applicable Margin, the Swingline Applicable Margin, the Standby Letter of Credit Rate

and the Trade Letter of Credit Rate shall be as set forth in Pricing Level II in the table above.
          (b) Section 1.1 (Definitions) of the Credit Agreement is hereby further amended by adding the following new definition in the correct alphabetical order of such Section:
          “First Amendment Effective Date”: July 6, 2009.
          (c) Section 5 (Affirmative Covenants) of the Credit Agreement is hereby amended adding the following new Section 5.12 immediately following Section 5.11:
     5.12 Security Interest. In the event that the Consolidated Leverage Ratio set forth in the most recent Compliance Certificate, commencing with the Compliance Certificate for the fiscal period ending September 30, 2009, is greater than 4.00:1.00 (the “Leverage Threshold”), grant the Administrative Agent, for the benefit of the Lenders, a first priority perfected security interest (subject to liens permitted under Section 6.3) in the Company’s and each Subsidiary Guarantor’s domestic “accounts” and “inventory” and related “general intangibles”, including all “proceeds” and products thereof (all of the foregoing terms in quotation marks as such terms are defined in the Uniform Commercial Code as in effect in the State of New York). Such security interest shall be granted pursuant to a security agreement and related documentation satisfactory to the Administrative Agent to be executed and delivered, together with evidence of corporate authority and legal opinions satisfactory to the Administrative Agent covering matters incident to the grant of such security interest, no later than ten (10) Business Days after the date on which such Compliance Certificate is delivered or required to be delivered. The Administrative Agent and the Lenders agree that the amount of Obligations secured by such grant of security shall be limited in a manner to comply with the exception permitted in clause (ix) of the definition of “Permitted Liens” in Section 1.1 of that certain Indenture, dated as of June 19, 2002, between the Company as Issuer and Bank One Trust Company, N.A., as Trustee, and that certain First Supplemental Indenture, dated as of June 19, 2002, between the Company as Issuer and Bank One Trust Company, N.A. as Trustee.
          (d) Section 6.1 (Financial Covenants) of the Credit Agreement is hereby amended by restating clause (a) contained in such Section 6.1 in its entirety as follows:
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrowers set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Consolidated Leverage Ratio
Closing Date — June 30, 2009	3.50:1.00
September 30, 2009	4.25:1.00
December 31, 2009	4.95:1.00
March 31, 2010	4.00:1.00
June 30, 2010 and thereafter	3.50:1.00
          (e) Section 6.2 (Indebtedness) of the Credit Agreement is hereby amended by restating clause (e)(i) of such Section 6.2 in its entirety as follows:
     (i) Capital Lease Obligations; provided, however, that if the Consolidated Leverage Ratio for any fiscal period ending after the First Amendment Effective Date is greater than 3.50:1.00, neither the Borrowers nor their Subsidiaries may incur Capital Lease Obligations in excess of $5,000,000 in the aggregate not otherwise existing at the end of the last fiscal quarter where the Consolidated Leverage Ratio was not greater than 3.50:1.00, until such time as the Consolidated Leverage Ratio as set forth in a subsequent Compliance Certificate is less than or equal to 3.50:1.00,
          (f) Section 6.2 (Indebtedness) of the Credit Agreement is hereby further amended by deleting the “.” at the end of Section 6.2(h) and inserting the following new proviso at the end of such Section:
     ; and provided further, that (i) from and after the First Amendment Effective Date through September 30, 2009, neither the Borrowers nor their Subsidiaries may incur Attributable Debt in respect of Qualified Receivables Transactions, and (ii) thereafter, neither the Borrowers nor their Subsidiaries may incur Attributable Debt in respect of Qualified Receivables Transactions unless the Consolidated Leverage Ratio for the most recent fiscal period ending on or after September 30, 2009 is less than or equal to 3.50:1.00.
          (g) Section 6.3 (Liens) of the Credit Agreement is hereby amended by restating clause (l) of such Section 6.3 in its entirety as follows:
     (l) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction; provided however, that (i) from and after the First Amendment Effective Date through September 30, 2009, no such Liens in connection with a Qualified Receivables Transaction may be incurred, and (ii) thereafter, no such Liens in connection with a Qualified Receivables Transaction may be incurred unless the Consolidated Leverage Ratio for the most recent fiscal period ending on or after September 30, 2009 is less than or equal to 3.50:1.00;
          (h) Section 6.3 (Liens) of the Credit Agreement is hereby further amended by deleting the amount “$50,000,000” appearing in Section 6.3(n) and inserting in lieu thereof the amount “$25,000,000”.

          (i) Section 6.3 (Liens) of the Credit Agreement is hereby further amended by adding the following new Section 6.3(o) immediately following Section 6.3(n):
     (o) Liens in favor of the Administrative Agent, for benefit of the Lenders, granted pursuant to Section 5.12.
          (j) Section 6.6 of the Credit Agreement is hereby amended by deleting “Reserved” and inserting in lieu thereof the following new Section 6.6:
     6.6 Repurchases of Capital Stock. Make Restricted Payments in the form of the purchase, redemption, repurchase or other acquisition of any Capital Stock of the Company at any time from and after the First Amendment Effective Date through September 30, 2009, and thereafter, make such Restricted Payments in the form of the purchase, redemption, repurchase or other acquisition of any Capital Stock of the Company (in each case other than purchases of shares or common stock (or stock equivalents) from employees, officers and directors of the Company and its Subsidiaries in connection with the exercise of outstanding stock options effected by means of net share settlement or by the delivery to the Company of shares of Common Stock held by such persons as payment for the exercise price and the payment or satisfaction of withholding taxes due upon the exercise price of stock options or the vesting of restricted stock, stock units or other equity compensation), unless (i) the Consolidated Leverage Ratio for the most recent fiscal period ending on or after September 30, 2009 is less than or equal to 3.50:1.00 and (ii) after giving pro forma effect to such Restricted Payment, the Consolidated Leverage Ratio is less than or equal to 3.50:1.00.
          (k) Section 6.9 (Off-Balance Sheet Financings) of the Credit Agreement is hereby amended by deleting the amount “$50,000,000” appearing in such Section 6.9 and inserting in lieu thereof the amount “$25,000,000”.
          (l) Section 6.10 (Disposition of Property) of the Credit Agreement is hereby amended by inserting the following new proviso at the end of Section 6.10(d):
     and provided further, that (x) from and after the First Amendment Effective Date through September 30, 2009, no such sales of accounts receivable or related assets or an interest therein in connection with any Qualified Receivables Transaction may be entered into, and (y) thereafter, no such sales of accounts receivable or related assets or an interest therein in connection with any Qualified Receivables Transaction may be entered into unless the Consolidated Leverage Ratio for the most recent fiscal period ending on or after September 30, 2009 is less than or equal to 3.50:1.00;
          (m) Section 6.11 (Investments) of the Credit Agreement is hereby amended by deleting the “.” at the end of Section 6.11(d) and inserting the following new proviso at the end of such Section 6.11(d):
     ; and provided further, however, that if the Consolidated Leverage Ratio for the most recent fiscal period is greater than 3.50:1.00, any acquisitions of the assets of another Person or acquisitions of the Capital Stock of Persons made by any Borrower or Subsidiary using cash consideration shall not exceed an amount equal to $25,000,000 in the aggregate for all such acquisitions, and for the period from and after the First Amendment Effective Date, the Borrowers shall have demonstrated, on a pro forma basis, after giving effect to such acquisition, that the Consolidated Leverage Ratio shall not exceed (1) 3.75:1.00 for the fiscal quarter ending September 30, 2009, (2) 4.45:1.00 for the fiscal quarter ending December 31, 2009 and (3) 3.50:1.00 for any fiscal quarter ending thereafter.
          (n) Section 6.11 (Investments) of the Credit Agreement is hereby further amended by deleting the “.” at the end of Section 6.11(h) and inserting the following new proviso at the end of such Section 6.11(h)
     ; and provided further, however, that (i) from and after the First Amendment Effective Date through September 30, 2009, no such Investments in connection with a Qualified Receivables Transaction may be made, and (ii) thereafter, no such Investments in connection with a Qualified Receivables Transaction may be made unless the Consolidated Leverage Ratio for the most recent fiscal period ending on or after September 30, 2009 is less than or equal to 3.50:1.00.
     §2. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent on or prior to July 6, 2009:
          (a) Documentation. The Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent:
     (i) Duly executed and delivered counterparts of the Amendment by the Borrowers, the Guarantors, the Administrative Agent and each of the Required Lenders; and
     (ii) Copies from each Loan Party, certified by a Responsible Officer of such Loan Party to be true and complete on and as of the date hereof, of (A) the certificate of incorporation of such Loan Party (or equivalent documentation) certified by the relevant authority of the jurisdiction of organization of such Loan Party, (B) the By-Laws of such Loan Party (or equivalent documentation), (C) a good standing certificate (or equivalent documentation in any applicable foreign jurisdiction) for such Loan Party from its jurisdiction of organization, and (D) the records of all corporate action (or equivalent organizational action) taken by such Loan Party to authorize (x) such Loan Party’s execution and delivery of this Amendment, and (y) such Loan Party’s performance of all of its agreements and obligations under this Amendment and the Loan Documents as amended hereby, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment.
          (b) No Default. On the date hereof and after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.

          (c) Fees and Expenses. The Administrative Agent, for the account of the Persons entitled thereto, shall have received payment by the Borrowers of all fees (including the Amendment Fee referred to below) and reasonable expenses that are due and payable on or prior to the date hereof (including, without limitation, legal fees that have been previously invoiced to the Borrowers);
          (d) Amendment Fee. The Administrative Agent shall have received, for the pro rata account of each Lender that delivers its executed signature page to this Amendment to the Administrative Agent on or prior to July 3, 2009 at 12:00 p.m. (New York City time), an amendment fee (the “Amendment Fee”) equal to 0.20% of such Lender’s Commitment.
     §3. Affirmation of the Borrowers and Subsidiary Guarantors. Each of the Borrowers hereby affirms its absolute and unconditional promise to pay to each Lender, each Multicurrency Lender, each Issuing Lender, the Swingline Lender, the Euro Swingline Lender and the Administrative Agent the Loans, the Multicurrency Loans, the L/C Obligations and all other amounts due under the Notes, the Credit Agreement as amended hereby and the other Loan Documents, at the times and in the amounts provided for therein. Each of the Subsidiary Guarantors hereby affirms its guaranty of the Obligations (as defined in the Guarantee) in accordance with the provisions of the Guarantee. Each of the Borrowers and the Subsidiary Guarantors confirms and agrees that all references to the term “Credit Agreement” in the other Loan Documents shall hereafter refer to the Credit Agreement as amended hereby.
     §4. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and each Lender that:
          (a) Representations and Warranties in Credit Agreement. The representations and warranties of the Group Members contained in the Credit Agreement, as amended hereby, are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date, which representations were true and correct as of such date); and no Default or Event of Default has occurred and is continuing.
          (b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment and all related documents and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate (or the equivalent company) authority of each Loan Party, (ii) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Loan Party and (iv) do not conflict with any provision of the constitutive documents of, or any other agreement or other instrument binding upon, such Loan Party.
          (c) Enforceability of Obligations. This Amendment, the Notes, the other Loan Documents, and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party party thereto, in accordance with their respective terms, except as limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in equity or at law), and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.
     §5. No Other Amendments. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.
     §6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart thereof.
     §7. Governing Law. THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     §8. Headings, etc. Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
     §9. Expenses. Each of the Borrowers agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment (including reasonable legal fees).
[Reminder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the date first above written.

KENNAMETAL INC.
By:	/s/ Lawrence J. Lanza
	Name:	Lawrence J. Lanza
	Title:	Vice President and Treasurer

KENNAMETAL EUROPE GMBH
By:	/s/ William M. Thalman
	Name:	William M. Thalman
	Title:	Managing Director

By:	/s/ Dr. Kemal Yegenoglu
	Name:	Dr. Kemal Yegenoglu
	Title:	President and Managing Director

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Irene Bertozzi Bartenstein
	Name:	Irene Bertozzi Bartenstein
	Title:	SVP

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA, N.A., as Lender
By:	/s/ Irene Bertozzi Bartenstein
	Name:	Irene Bertozzi Bartenstein
	Title:	SVP

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF AMERICA N.A., LONDON BRANCH, as a Euro Swingline Lender
By:	/s/ Irene Bertozzi Bartenstein
	Name:	Irene Bertozzi Bartenstein
	Title:	SVP

[Signature Page to Amendment No. 1 to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Co-Syndication Agent and as a Lender
By:	/s/ Suzannah Harris
	Name:	Suzannah Harris
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

NATIONAL CITY BANK, as a Co-Syndication Agent and as a Lender
By:	/s/ Debra W. Riefner
	Name:	Debra W. Riefner
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender
By:	/s/ David B. Gookin
	Name:	David B. Gookin
	Title:	Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Co-Documentation Agent and as a Lender
By:	/s/ Deborah R. Winkler
	Name:	Deborah R. Winkler
	Title:	Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY, as Lender
By:	/s/ Joanne Nasuti
Name: Joanne Nasuti
Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

CITIZENS BANK OF PENNSYLVANIA, as a Lender
By:	/s/ Debra L. McAllonis
Name: Debra L. McAllonis
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

COMERICA BANK, as a Lender
By:	/s/ Mark Skrzynski
Name: Mark Skrzynski
Title: Corporate Banking Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

THE BANK OF NEW YORK, as a Lender
By:	/s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement]

MIZUHO CORPORATE BANK, LTD., as a Lender
By:	/s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager
[Signature Page to Amendment No. 1 to Credit Agreement]

FIFTH THIRD BANK, as a Lender
By:	/s/ James Janovsky
Name: James Janovsky
Title: Vice President
[Signature Page to Amendment No. 1 to Credit Agreement]

INTESA SANPAOLO S.P.A., as a Lender
By:	/s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP

By:	/s/ Robert Wurster
Name: Robert Wurster
Title: SVP
[Signature Page to Amendment No. 1 to Credit Agreement]

MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD., NEW YORK BRANCH, as a Lender
By:	/s/ Tsang-Pei Hsu
	Name:	Tsang-Pei Hsu
	Title:	VP & Deputy General Manager
[Signature Page to Amendment No. 1 to Credit Agreement]

RATIFICATION OF OBLIGATIONS
     Each of the undersigned Subsidiary Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and each Borrower’s execution thereof; (b) ratifies and confirms all of its respective obligations and liabilities under the Loan Documents to which it is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to it, and that it continues to guarantee, the Obligations of the Company under the Credit Agreement; (c) acknowledges and agrees that such Subsidiary Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); and (d) acknowledges, affirms and agrees that such Subsidiary Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender.
Agreed and Acknowledged as of the date first above written:
SUBSIDIARY GUARANTORS:

KENNAMETAL WIDIA HOLDINGS INC.

By:	/s/ Lawrence J. Lanza
Name:	Lawrence J. Lanza
Title:	Vice President and Treasurer

KENNAMETAL HOLDINGS EUROPE, INC.

By:	/s/ Lawrence J. Lanza
Name:	Lawrence J. Lanza
Title:	Vice President and Treasurer

KENNAMETAL EXTRUDE HONE CORPORATION

By:	/s/ Lawrence J. Lanza
Name:	Lawrence J. Lanza
Title:	Vice President and Treasurer
[Signature Page to Amendment No. 1 to Credit Agreement — Ratification of Obligations]